Exhibit 99.1

[FNB LOGO]
FNB CORP.

P.O. Box 1328, Asheboro, NC 27204                  Phone 336-626-8300
101 Sunset Avenue, Asheboro, NC 27203                Fax 336-626-8374

For Immediate Release
November 4, 2005, 2:00 p.m.


                 FNB Corp. and United Financial Complete Merger


     Asheboro, NC. - FNB Corp. ("FNB") [NASDAQ: FNBN] announced that its acquisition of United Financial, Inc. ("United") [Bulletin Board: UTDF.OB] was completed today. The acquisition expands FNB's market coverage in central North Carolina to communities in Alamance and Orange counties through the three offices of United's bank subsidiary, Alamance Bank, one office of which operates as Hillsborough Bank. Plans are to merge Alamance Bank into First National Bank and Trust Company in early 2006. As a result of the acquisition of United, FNB assets exceed $1 billion. Its banking franchise expands to a total of 24 community YES! Bank offices in 10 contiguous counties serving the Central and Southern areas of North Carolina.

     "This is a positive step in strengthening FNB's franchise value in Piedmont North Carolina," noted Michael C. Miller, Chairman and President of FNB. "United's presence in the communities of Burlington, Graham and Hillsborough along the strategic I-40/I-85 corridor between Greensboro and the Research Triangle, coupled with our recent opening of the first of two new YES! Banks in Greensboro, positions our company in some of the best markets in North Carolina. We look forward to building on United's beginnings in this market with First National's YES YOU CAN(R), YES WE CAN(R) brand promise, which is ideally suited for United's customers and communities. With First National's 98 years of history, we look forward to a bright future in these great communities with the United team and customers."

     Two United directors will be appointed to the FNB board at the December 2005 meeting, and Lynn S. Lloyd and Larry E. Brooks have been nominated by the United Board for those positions. Under the terms of the merger with United, shareholders of United are receiving a combination of cash and stock in FNB Corp., based upon elections that have been previously submitted, with the FNB stock consideration comprising 65% of the total consideration paid in the merger.

     FNB Corp. is the central North Carolina-based bank holding company for First National Bank and Trust Company and Dover Mortgage Company. Chartered in 1907, First National (www.MyYesBank.com) operates 21 community YES! Banks in Archdale, Asheboro, Biscoe, China Grove, Ellerbe, Greensboro, Kannapolis, Laurinburg, Pinehurst, Ramseur, Randleman, Rockingham, Salisbury, Seagrove, Siler City, Southern Pines and Trinity. Dover Mortgage Company (www.dovermortgage.com) operates mortgage production offices in Carolina Beach, Charlotte, Goldsboro, Greenville, Kernersville, Lake Norman, Leland, Raleigh and Wilmington. Through its subsidiaries, FNB offers a complete line of consumer, mortgage and business banking services, including loan, deposit, cash management, wealth management and internet banking services. The Federal Deposit Insurance Corporation insures First National's deposits up to applicable limits.

     FNB stock is traded on the NASDAQ National Market under the symbol FNBN. Market makers include Scott & Stringfellow, Morgan Keegan & Co., Keefe, Bruyette & Woods, UBS Securities, FIG Partners, Ferris Baker Watts, Knight Securities, Ryan Beck & Company, Sandler O'Neill & Partners and Stern Agee and Leach.

     This news release contains forward-looking statements, including estimates of future operating results and other forward-looking financial information for FNB. These estimates and other statements constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and involve various risks and uncertainties. Actual results may differ materially due to such factors as: (1) expected cost savings from the merger not materializing within the expected time frame; (2) revenues following the merger not meeting expectations; (3) competitive pressures among financial institutions increasing significantly; (4) costs or difficulties related to the integration of the businesses of FNB and United being greater than anticipated; (5) general economic conditions being less favorable than anticipated; and (6) legislation or regulatory changes adversely affecting the business in which the combined company will be engaged. FNB does not assume any obligation to update these forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements.

Contacts:
FNB Corp.
Michael C. Miller,  Chairman and President
R.  Larry  Campbell,  Executive  Vice  President
336.626.8300

United Financial,  Inc.
William Griffith.,  President  and  CEO
336.226.1223